Exhibit 99.2

STATEMENT OF RESOLUTION

FOR

SERIES A PREFERRED STOCK

OF

TREATY OAK BANCORP, INC.

Pursuant to Article 2.13 of the Texas

Business Corporation Act

I, Jeffrey L. Nash, President and Chief Executive Officer of Treaty Oak Bancorp, Inc., a corporation organized and existing under the Texas Business Corporation Act (the “Company”), Texas Secretary of State filing number 800269891, DO HEREBY CERTIFY that at a meeting of the Board of Directors of the Company (the “Board”) on January 4, 2008, at which meeting a quorum was present, the following resolutions were duly adopted, which resolutions have been duly adopted by all necessary action on the part of the Company:

RESOLVED, that pursuant to the authority of the Board in accordance with the provisions of Article Four of the Amended and Restated Articles of Incorporation of the Company, a new series of preferred stock, par value $1.00 per share, of the Company be, and it hereby is, created, and the designations, preferences, and relative rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, be, and they hereby are, as follows:

Designation and Amount.  The shares of such series shall be designated as “Series A preferred stock” and the number of shares constituting such series initially shall be 2,500,000.  Each share of Series A preferred stock shall be identical in all respects with the other shares of Series A preferred stock.

Rank.  The Series A preferred stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks senior to the common stock in the manner specifically set forth below under “Dividend Rights” and “Liquidation Rights”.  The relative rights and preferences of the Series A preferred stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series of preferred stock and other series or classes of equity securities designated by the Board.  The Series A preferred stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

Voting Rights.  Holders of Series A preferred stock are entitled to vote only (i) as required by law and (ii) upon any merger, acquisition of all or substantially all of the capital stock or assets of the Company, or other business combination involving the Company, in which the holders of common stock are entitled to vote.  On those matters on which the holders of the Series A preferred stock are entitled to vote, each share of Series A preferred stock shall entitle the holder thereof to cast the number of votes equal to the number of votes that could be cast in respect of such matter by a holder of the shares of common stock of the Company into which such share of Series A preferred stock would be converted (assuming a Change of Control (as defined below) occurred) on the record date for the subject vote (or, if there is no such record date, then on the date any written consent of shareholders is solicited), and the votes shall be counted cumulatively with those votes cast by holders of the common stock, except to the extent approval is required by a separate class under applicable law.

Dividend Rights.  Holders of Series A preferred stock are entitled to a preference in the distribution of dividends, so that holders of Series A preferred stock shall receive dividends, when and if declared and paid by the Company, prior to the receipt of dividends by the holders of common stock and in an amount not less than the dividend amount to be paid to the holders of common stock.

Redemption Rights.  Upon the reclassification (the “Reclassification”) of shares of common stock held by shareholders of record who hold fewer than 2,500 shares of common stock at the effective time of the Reclassification (the “Reclassification Effective Time”) into Series A preferred stock on a one-for-one basis, each holder of record of shares of Series A preferred stock may, for a period of thirty (30) calendar days following the Reclassification Effective Time, exercise an option to sell to the Company all or any of such holder’s shares of Series A preferred stock at the price of $11.00 per share (the “Put Option”).  To exercise the Put Option, a holder of Series A preferred stock must deliver written notice of such exercise to the Secretary of the Company at the Company’s principal executive offices within such thirty-day period.  If a holder of shares of Series A preferred stock exercises the Put Option with respect to such shares within such thirty-day period, the Company shall be required to buy such shares at the aforesaid price.  If a holder of shares of Series A preferred stock fails to exercise the Put Option by the thirtieth (30th) calendar day following the Reclassification Effective Time, the Put Option for such shares will expire.  The closing of each Put Option exercise shall occur within twenty (20) business days following the Company’s timely receipt of a holder’s written exercise of the Put Option.

Liquidation Rights.  In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, no distribution shall be made to the holders of shares of common stock unless, prior thereto, the holders of shares of Series A preferred stock shall have received, for each share of Series A preferred stock then held, an amount equal to the greater of (1) the net book value per share of the Series A preferred stock (as determined under U.S. generally accepted accounting principles) as of the date of such liquidation, dissolution or winding up and (2) the amount to be paid to the holder of each share of common stock in such liquidation, dissolution or winding up.  If, upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series A preferred stock and all other shares of any parity stock, then the holders of Series A preferred stock and all other shares of parity stock shall share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.  Holders of common stock shall not receive a liquidation distribution or dividend with a value greater than the liquidation dividend or distribution received by the holders of Series A preferred stock upon the liquidation, dissolution or winding up of the Company within the meaning hereof.  A Change of Control (as defined under “Convertibility” below) shall not be deemed a liquidation, dissolution or winding up of the Company for purposes of this subsection.

Preemptive Rights.  Holders of Series A preferred stock do not have any preemptive rights to purchase any additional shares of Series A preferred stock or shares of any other series or class of capital stock of the Company that may be issued in the future.

Convertibility.  The Series A preferred stock shall automatically convert into shares of common stock, on the basis of one share of common stock for each share of Series A preferred stock, subject to adjustment as provided under “Anti-Dilution Adjustments” below, immediately prior to the closing of a Change of Control.  A “Change of Control” is any merger, acquisition of the capital stock of, or other business combination involving, the Company (other than with an entity 50% or more of which is controlled by, or is under common control with, the Company), (i) which involves any sale of all or substantially all of the assets of the Company, (ii) in which the Company’s shareholders immediately prior to the transaction will hold less than 50% of the equity ownership or voting power of the acquiring or surviving entity after the transaction or (iii) the result of which transaction is that a person or entity becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, except that a person or entity shall be deemed to have “beneficial ownership” of all securities that such person or entity has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the equity ownership or voting power of the Company.

Anti-Dilution Adjustments.  If the common stock of the Company is at any time increased, decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, reverse stock split, combination of shares or stock dividend, the Board shall make an appropriate adjustment, as determined by the Board in its sole discretion, in the number and/or relative terms of the Series A preferred stock.

Limitation of Rights.  Holders of shares of Series A preferred stock shall not have any designations, preferences, limitations or relative rights other than as set forth above.

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IN WITNESS WHEREOF, I have executed and subscribed this Statement of Resolution and do affirm the foregoing as true under the penalties of perjury this 25th day of February, 2008.

By:	/s/ Jeffrey L. Nash
Name:	Jeffrey L. Nash
Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ Coralie S. Pledger
Name:	Coralie S. Pledger
Title:	Secretary